SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:	November 18, 2003
Date of Earliest event reported:	November 19, 2003

WAYPOINT FINANCIAL CORP.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania	0-22399	25-1872581
(State or Other Jurisdiction	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

235 N. Second Street, Harrisburg, PA	17101
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 236-4041

Not Applicable
(Former name or former address, if changed since last report)

SIGNATURES
EXHIBIT 99.1

Items 1, 2, 3, 4, 5 and 6: Not Applicable

Item 7.	Financial Statements, Pro Forma Financial Information, and Exhibits

A. Exhibit 99.1 - Investor Presentation Slides

Item 8	Not Applicable

Item 9.	Pursuant to Regulation FD, information is being attached as an Exhibit to this Current Report with respect to a presentation to be made by David E. Zuern, President and Chief Executive Officer, of Waypoint Financial Corp. (“Waypoint”), at an Investor Conference sponsored by Ryan Beck & Co. at 8:35 AM (approximately) on November 19, 2003. This presentation provides an overview of Waypoint’s strategy and performance. The presentation is not available by webcast but may be accessed by conference call at (800) 441-0022.

The presentation may contain forward-looking statements about Waypoint’s prospects and strategies and future financial performance. Actual results could vary due to market and other factors as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Corporation with the Securities and Exchange Commission from time to time. Such forward-looking statements may be identified by the use of such words as “believe”, “expect”, “anticipate”, “should”, “planned”, “estimated”, and “potential”. Examples of forward-looking statements include, but are not limited to, estimates with respect to the financial condition, expected or anticipated revenue, results of operations and business of the Corporation that are subject to various factors which could cause actual results to differ materially from these estimates. These factors includes, but are not limited to, general economic conditions, changes in interest rates, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory, and technological factors affecting the Corporation’s operations, pricing, products and services.

Item 11.	Not applicable

Item 12	Not Applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WAYPOINT FINANCIAL CORP.

DATE: November 18, 2003	By:	S// David E. Zuern David E. Zuern President Chief Executive Officer